Exhibit 99 For Immediate Release January 28, 2004 Page 1 of 7	Contact: Rick DeLisi Director, Corporate Communications (703)650-6019

Atlantic Coast Airlines Holdings, Inc. Reports
Fourth Quarter and Year-End 2003 Financial and Operating Results

Dulles, VA, (January 28, 2004) - Atlantic Coast Airlines Holdings, Inc. (Nasdaq/NM: ACAI), parent of Atlantic Coast Airlines (ACA), today reported annual net income of $82.8 million ($1.82 per diluted share) compared to 2002 net income of $39.3 million ($0.85 per diluted share) in accordance with Generally Accepted Accounting Principles (GAAP). The company’s net income for 2003 includes:

•	Credits from the reversal of the J-41 turboprop early retirement charges recorded in prior years net of early retirement charges for aircraft removed from service in the fourth quarter of 2003

•	Costs related to the company’s defense of a hostile takeover bid

•	A reduction in a reserve taken in 2001 to correct deficiencies of the company’s 401(k) plan

•	Government compensation relating to the events of September 11, 2001

Excluding these charges and credits, the company would have reported net income of $70.5 million ($1.55 per diluted share) compared to $53.9 million ($1.17 per diluted share) for 2002. A reconciliation of results as reported in accordance with GAAP to pro-forma results for 2003 and 2002 is included in the Pro-Forma Financial Results table at the end of this press release.

For the fourth quarter 2003, the company reported net income of $13.7 million (30 cents per diluted share) compared to a net loss of $(1.0) million (2 cents per diluted share) in 2002. The results for the fourth quarter of 2003 include the following charges and credits not related to normal operations:

•	A reduction of the estimated effective tax rate for 2003 from 41% to 38.8%

•	Early retirement costs related to three J-41 turboprops

•	Costs related to the company’s defense of a hostile takeover bid

•	A reduction in a reserve taken in 2001 to correct deficiencies of the company’s 401(k) plan

Excluding these charges and credits net income would have been $21.0 million (46 cents per diluted share) compared to $12.5 million (28 cents per diluted share) for the fourth quarter of 2002. A reconciliation of results as reported in accordance with GAAP to pro-forma results for both 2003 and 2002 is included at the end of this press release in the table entitled “Pro-Forma Financial Results”.

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Atlantic Coast Airlines 4th Quarter and Y-E 2003 Financial and Operating Results

Atlantic Coast Airlines currently operates as United Express and Delta Connection in the Eastern and Midwestern United States as well as Canada. On July 28, 2003, the company announced plans to operate as Independence Air—an independent low-fare airline based at Washington Dulles International Airport—once it ceases to operate as a United Express carrier.

The company continues to report excellent progress toward the implementation of its Independence Air business plan. While the timing of the transition schedule that would lead to the completion of ACA’s participation in the United Express program remains in the hands of United Airlines and the bankruptcy court, much of the planning and infrastructure for the operation and marketing of Independence Air is well along in development. Among the elements now being finalized:

•	The transition of ground-handling operations at ACA’s Chicago O’Hare hub to United Express operator Air Wisconsin is nearly complete. This process—which has been underway since late last year—is expected to be completed by the end of February.

•	Station operations and ground-handling at six former ACA line stations that are not expected to be served by Independence Air have now been transitioned to United Express operator SkyWest.

•	The route plan, flight schedule, fare structure, ticketing policies and other customer service programs are substantially complete and will be announced prior to initial Independence Air operations.

•	A comprehensive marketing, public relations and advertising plan is nearing completion. The company is planning to make significant expenditures in the first year of Independence Air operations on a full schedule of print, broadcast and online advertising in the Washington, DC metropolitan area and across the country. The campaign is being designed to promote the Independence Air brand and to introduce the public to a compelling new choice for low-fare air travel.

•	A new Independence Air service training plan, as well as new-hire orientation and re-orientation programs for existing employees are well underway.

•	The selection of an in-flight entertainment system for the previously-ordered 25 Airbus A320s and A319s will be announced shortly.

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Atlantic Coast Airlines 4th Quarter and Y-E 2003 Financial and Operating Results

Once fully implemented, the Independence Air hub at Washington Dulles will be the largest low-fare hub in America, with over 350 daily departures to 50 destinations on the East Coast, Florida, the Midwest and West Coast. Service will be provided using a fleet of over 100 jets, including the Airbus aircraft and the fast, convenient CRJ.

The “preview” website for Independence Air is available now at www.flyi.com. Once an official start date for service is announced, customers will be able to make reservations directly on the site. Web visitors who sign up for membership to the i club will receive additional information about Independence Air services, and be offered the opportunity to take advantage of special offers and promotions available only to members.

The company has a fleet of 145 aircraft—including a total of 120 regional jets—and offers over 840 daily departures, serving 84 destinations. The company employs approximately 4,400 aviation professionals.

For more information about Atlantic Coast Airlines Holdings, Inc., please visit our website at www.atlanticcoast.com. For more information about Independence Air, please visit our “preview” site at www.flyi.com.

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Statements in this press release and by Company executives regarding its implementation of new business strategies, as well as regarding operations, earnings, revenues and costs, represent forward-looking information. A number of risks and uncertainties exist which could cause actual results to differ materially from these projected results. Such risks and uncertainties include, among others: the timing of any disengagement by the Company as a United Express carrier under the United Express Agreement or pursuant to bankruptcy court proceedings; the ability to effectively implement its low-fare business strategy utilizing regional and narrow-body jets; the ability to complete the acquisition of, and secure financing for, its Airbus A319/A320 aircraft, and to successfully integrate these aircraft into its fleet; and general economic and industry conditions, any of which may impact the Company, its aircraft manufacturers and its other suppliers in ways that the Company is not currently able to predict. Certain of these and other risk factors are more fully disclosed under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 and in its Quarterly Report on Form 10-Q for the period ended September 30, 2003. These statements are made as of January 28, 2004 and Atlantic Coast Airlines Holdings, Inc. undertakes no obligation to update any such forward-looking information, including as a result of any new information, future events, changed expectations or otherwise.

Atlantic Coast Airlines 4th Quarter and Y-E 2003 Financial and Operating Results

Condensed Consolidated Financial Results
(in thousands, except per share amounts)
Unaudited

	Fourth Quarter Ended December 31,
	2003	2002	Pct. Change
Operating revenues:
Passenger revenue	$220,058	$200,581	9.7%
Other revenue	3,978	3,751	6.1%

Total operating revenues	224,036	204,332	9.6%
Operating expenses:
Salaries and related costs	50,800	57,089	(11.0%)
Aircraft fuel	37,190	32,992	12.7%
Aircraft maintenance and materials	22,734	18,616	22.1%
Aircraft rentals	32,323	29,712	8.8%
Traffic commissions and related fees	4,889	4,208	16.2%
Facility rents and landing fees	13,308	11,109	19.8%
Depreciation and amortization	7,525	6,088	23.6%
Other	28,863	25,741	12.1%
Aircraft early retirement charge	6,932	21,526	(67.8%)

Total operating expenses	204,564	207,081	(1.2%)

Operating income (loss)	19,472	(2,749)	(808.3%)
Non-operating income (expense)	(1,276)	358	456.4%
Government compensation	—	—	nmf

Income before taxes	18,196	(2,391)	(861.0%)
Income tax provision (benefit)	4,460	(1,422)	(413.6%)

Net income (loss)	$13,736	$(969)	(1,517.5%)

Net income (loss) per common and common equivalent shares:
Basic	$0.30	$(0.02)

Diluted	$0.30	$(0.02)

Weighted average number of common and common equivalent shares
Basic	45,333	45,195

Diluted	45,648	45,195

Operating Statistics—Fourth Quarter
	2003	2002	Pct. Change
Revenue passenger miles (000’s)	847,457	758,892	11.7%
Available seat miles (000’s)	1,214,119	1,116,715	8.7%
Load Factor	69.8%	68.0%	1.8 pts.
Passengers	2,105,343	2,002,515	5.1%
Revenue departures	73,767	74,999	(1.6%)
Revenue block hours	106,948	106,705	0.2%
Yield per RPM (cents)	26.0	26.4	(1.5%)
Passenger revenue per ASM (cents)	18.1	18.0	0.6%
Operating cost per ASM (cents)	16.8	18.5	(9.2%)
Operating cost per ASM excluding aircraft early retirement charge (cents)	16.3	16.6	(1.8%)
Operating cost per ASM excluding fuel and aircraft early retirement charge (cents)	13.2	13.7	(3.6%)
Operating margin	8.7%	(1.3%)	10.0 pts.
Operating margin excluding aircraft early retirement charge	11.8%	9.2%	2.6 pts.
Average passenger trip length (miles)	403	379	6.3%

Atlantic Coast Airlines 4th Quarter and Y-E 2003 Financial and Operating Results

Condensed Consolidated Financial Results
(in thousands, except per share amounts)

	Year Ended December 31,
	2003	2002	Pct. Change
	Unaudited	Audited
Operating revenues:
Passenger revenue	$859,659	$749,103	14.8%
Other revenue	16,752	11,421	46.7%

Total operating revenues	876,411	760,524	15.2%

Operating expenses:
Salaries and related costs	211,823	203,341	4.2%
Aircraft fuel	144,618	115,801	24.9%
Aircraft maintenance and materials	85,701	72,233	18.6%
Aircraft rentals	128,824	112,068	15.0%
Traffic commissions and related fees	22,838	19,994	14.2%
Facility rents and landing fees	51,111	43,805	16.7%
Depreciation and amortization	28,424	21,155	34.4%
Other	92,823	85,163	9.0%
Aircraft early retirement charge	(27,654)	24,331	nmf

Total operating expenses	738,508	697,891	5.8%

Operating income	137,903	62,633	120.2%

Non-operating income (expense)	(4,173)	848	nmf
Government compensation	1,520	944	61.0%

Income before taxes	135,250	64,425	109.9%
Income taxes	52,452	25,139	108.6%

Net income	$82,798	$39,286	110.8%

Net income per common and common equivalent shares:
Basic	$1.83	$0.87

Diluted	$1.82	$0.85

Weighted average number of common and common equivalent shares:
Basic	45,285	45,047

Diluted	45,398	46,019

Operating Statistics—Year Ended December 31,
	2003	2002	Pct. Change
Revenue passenger miles (000’s)	3,325,979	2,833,155	17.4%
Available seat miles (000’s)	4,640,679	4,345,860	6.8%
Load Factor	71.7%	65.2%	6.5 pts.
Passengers	8,415,824	7,160,480	17.5%
Revenue departures	292,722	283,118	3.4%
Revenue block hours	421,985	409,882	3.0%
Yield per RPM (cents)	25.8	26.4	(2.3%)
Passenger revenue per ASM (cents)	18.5	17.2	7.6%
Operating cost per ASM (cents)	15.9	16.1	(1.2%)
Operating cost per ASM excluding aircraft early retirement charge (cents)	16.5	15.5	6.5%
Operating cost per ASM excluding fuel and aircraft early retirement charge (cents)	13.4	12.8	4.7%
Operating margin	15.7%	8.2%	7.5 pts.
Operating margin excluding aircraft early retirement charge	12.6%	11.4%	1.1 pts.
Average passenger trip length (miles)	395	396	(0.3%)

Atlantic Coast Airlines 4th Quarter and Y-E 2003 Financial and Operating Results

Selected Balance Sheet Data
(in thousands)

	December 31,	December 31,
	2003	2002	Pct. Change
	Unaudited	Audited
Cash, cash equivalents and short term investments	$297,934	$242,621	22.8%
Restricted cash	14,829	—	nmf
Aircraft deposits	46,990	44,810	4.9%
Stockholders’ equity	359,163	275,368	30.4%
Working capital	268,537	197,631	35.9%

Pro-Forma Financial Results
(in thousands, except per share amounts)
Unaudited

Year Ended December 31, 2003	Income Before Tax	Net Income	Diluted EPS
Income as reported in accordance with GAAP	$135,250	$82,798	$1.82
Reversal of the J-41 retirement charge (net)	(27,654)	(16,930)	(0.37)
Impairment charge from the retirement of one owned J-41	739	452	0.01
Costs incurred related to defense of hostile takeover bid	9,591	5,872	0.13
Reduction in reserve for correction of 401K Plan	(1,200)	(735)	(0.02)
Government compensation	(1,520)	(931)	(0.02)

Pro-forma YTD December 31, 2003 results	$115,206	$70,526	$1.55

Year Ended December 31, 2002	Income Before Tax	Net Income	Diluted EPS
Income as reported in accordance with GAAP	$64,425	$39,286	$0.85
Early retirement charge for leased J-41s	24,331	14,696	0.32
Other (bad debt expense due to United’s bankruptcy)	2,584	1,561	0.03
Other (reversal of prior period accruals)	(1,772)	(1,070)	(0.02)
Government compensation	(944)	(570)	(0.01)

Pro-forma YTD December 31, 2002 results	$88,624	$53,903	$1.17

Fourth Quarter Ended December 31, 2003	Income Before Tax	Net Income	Diluted EPS
Income as reported in accordance with GAAP	$18,196	$13,736	$0.30
Tax rate adjustment related to 1st through 3rd quarters	—	(2,596)	(0.05)
Early retirement charge for two leased J-41s	6,932	4,244	0.09
Impairment charge from the retirement of one owned J-41	739	452	0.01
Costs incurred related to defense of hostile takeover bid	9,591	5,872	0.13
Reduction in reserve for correction of 401K Plan	(1,200)	(735)	(0.02)

Pro-forma fourth quarter 2003 results	$34,258	$20,973	$0.46

Fourth Quarter Ended December 31, 2002	Income Before Tax	Net Income	Diluted EPS
Income as reported in accordance with GAAP	$(2,391)	$(969)	$(0.02)
Early retirement charge for leased J-41s	21,526	13,002	0.29
Other (bad debt expense due to United’s bankruptcy)	2,584	1,561	0.03
Other (reversal of prior period accruals)	(1,772)	(1,070)	(0.02)

Pro-forma fourth quarter 2002 results	$19,947	$12,524	$0.28

Atlantic Coast Airlines 4th Quarter and Y-E 2003 Financial and Operating Results

Notes to Pro-Forma Financial Results:

The Company’s Pro-Forma Financial Results present non-GAAP financial measures that the Company uses for internal managerial purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP, and should not be relied upon to the exclusion of GAAP financial measures. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business. Management strongly encourages investors to review the Company’s financial statements and publicly-filed reports in their entirety and to not rely on any single financial measure.

With respect to the specific matters addressed in the Pro-Forma Financial Results, the company has adjusted the following items for the reasons addressed below:

•	Charges and reversal of charges related to the early retirement of the J-41 turboprop fleet have been excluded as they are not indicative of ongoing operating costs.

•	Costs related to the Company’s defense of a hostile takeover bid are considered out of the ordinary expenses and are excluded.

•	All compensation received from the U.S. government related to the events of September 11th has been excluded as the Company does not anticipate receiving any further amounts.

•	Reversals of prior period accruals resulting from changes and estimates which distort period-to-period comparisons have been excluded.

•	Bad debt expenses recorded in 2002 related to United Airlines’ bankruptcy have been excluded.

•	The fourth quarter pro forma results are adjusted to reflect the estimated effective tax rate for the full year.